Exhibit 10(f)

EXECUTION VERSION

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

THIS AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (“Mortgage”) dated as of March 31, 2004 by and among ABX AIR, Inc. (the “Borrower”), a Delaware corporation (the “Initial Grantor” and together with any additional Domestic Subsidiaries, whether now existing or hereafter formed which become parties to this Mortgage by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and BANK ONE, NA, in its capacity as administrative agent (the “Administrative Agent”) for the “Holders of Secured Obligations” (as such term is defined in the “Credit Agreement” defined below).

PRELIMINARY STATEMENT

The Borrower, is party to that certain Credit Agreement among the Borrower, the lenders from time to time parties thereto as “Lenders”, the “LC Issuer”, and the Administrative Agent (as the same may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms are used herein as therein defined) providing for the making of Loans, Advances and other financial accommodations to or for the benefit of, and the issuance of Letters of Credit for the account of, the Borrower and its Subsidiaries. As a condition to the Lenders and LC Issuer entering into the Credit Agreement and making credit facilities available thereunder, the Lenders and LC Issuer have required that the Grantors shall have granted the security interest contemplated by this Mortgage for the benefit of the Administrative Agent, Lenders, LC Issuer and other Holders of Secured Obligations on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth herein and in order to induce the Lenders to make Loans, Advances and other financial accommodations and the LC Issuer to issue Letters of Credit under the Credit Agreement, the Grantors hereby agree with the Administrative Agent, for its benefit and the benefit of the other Holders of Secured Obligations, as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.01. Certain Defined Terms. When used herein, the following terms shall have the following meanings:

“Act” means the United States Federal Aviation Act of 1958, as amended from time to time, and as recodified in Subtitle VII of Title 49 of the United States Code, as the same may be in effect from time to time, together with the Federal Aviation Regulations of the FAA, or any similar legislation of the United States enacted to supersede, amend or supplement such Act and Regulations.

“Aircraft” means, collectively, each Airframe and certain of the Engines and Propellers described in Schedule I hereto or in Schedule I to any Supplement related to such Airframe, whether or not such Engines or Propellers shall be (when originally mortgaged hereunder or at any time and from time to time thereafter) installed on such Airframe.

“Airframe” means each airframe (that is, an Aircraft except for the Propellers, propellers, Engines or engines from time to time installed thereon) either originally mortgaged hereunder and described in Schedule I hereto or hereafter mortgaged hereunder pursuant to Section 2.02 below and described in Schedule I to a Supplement, together with, in the case of each airframe referred to above, any and all Appliances (other than complete Engines or Propellers) so long as the same shall be incorporated or installed in or attached to such airframe.

“Appliances” means all appliances (including, without limitation, “appliances,” as defined in Section 101 of the Act), instruments, equipment, apparatus, parts, appurtenances, or accessories used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including parachutes, communication equipment, accessions, attachments, furnishings, auxiliary power units, landing gear, flight instruments, seats, avionics, radios, radar, navigation systems, galleys and any other mechanism installed in or attached to, but not a part of, any Airframe, Engine or Propeller during flight, which are originally mortgaged hereunder and described in Schedule I hereto or hereafter mortgaged hereunder pursuant to Section 2.02 below and described in Schedule I to a Supplement.

“Books and Records” means all now owned and hereafter acquired books, records (including inspection, modification and overhaul records), logs (including, flight logs and flight records), logbooks, manuals, maintenance records, bills of sale, bills of lading, documents of title and other data applicable to any Aircraft, Airframe, Engine, Propeller, Appliances and Spare Parts. Where applicable, any reference to Airframes, Engines, Propellers, Appliances or Spare Parts includes a reference to the Books and Records applicable thereto, whether or not such reference is expressly made.

“Collateral” means all (i) Aircraft; (ii) Airframes; (iii) Spare Parts; (iv) Engines; (v) Propellers; (vi) Appliances; (vii) all right, title and interest of the Grantors in and to any lease, rental agreement, charter agreement, or other agreements now or hereafter executed with respect to any of the Aircraft, Airframes, Engines, Propellers, Spare Parts or Appliances, including, but not limited to, Grantors’ right to receive, either directly or indirectly, from any party or person, any rents or other payments due under such agreements; (viii) all Books and Records; and (ix) all Proceeds.

“Default” shall mean a Default as defined in the Credit Agreement.

“Engine” means each aircraft engine originally mortgaged hereunder and described in Schedule I hereto or hereafter mortgaged hereunder pursuant to Section 2.02 below and described in Schedule I to a Supplement, together with, in the case of each aircraft engine referred to above, any and all Appliances so long as the same shall be incorporated or installed in or attached to such aircraft engine.

“FAA” means the Federal Aviation Administration, and any successor agency thereto.

“Proceeds” means whatever is receivable or received when any Aircraft, Airframe, Engine, Propeller, Spare Part, Appliance, Books and Records applicable thereto or any other portion of the Collateral, is at any time and from time to time sold, exchanged, collected, leased or otherwise disposed of, including, without limitation, all rents, profits and issue earned by any Grantor and all other right, title and interest of the Grantors under leases of any Airframe, Engine, Propeller, Spare Part, Appliance or any other portion of the Collateral pursuant to which any Grantor is the lessor, and all amounts payable or paid under insurance, requisition or other payments as the result of any loss or damage to any Airframe, Engine, Propeller, Spare Part, Appliance, or any other portion of the Collateral.

“Propeller” means each aircraft propeller originally mortgaged hereunder and described in Schedule I hereto or hereafter mortgaged hereunder pursuant to Section 2.02 below and described in Schedule I to a Supplement, together with, in the case of each aircraft propeller referred to above, any and all Appliances so long as the same shall be incorporated or installed in or attached to such aircraft propeller.

“Spare Parts” means any (i) engines that are maintained for installation or use on an Aircraft and are not identified as an Engine on Schedule I, (ii) propellers that are maintained for installation or use on an Aircraft, Engine or engine and are not identified as a Propeller on Schedule I, (iii) Appliances, (iv) instruments, apparatus, parts, accessories, appurtenances, appliances, rotables, expendables, repairables, avionics and other components and parts of any Aircraft (except Engines and Propellers), of Engines, Propellers or Appliances, or of any other engines or propellers described on Schedule I, which are now or in the future owned, leased or held by or on behalf of any Grantor in connection with the use, operation or maintenance of Aircraft, Engines, Propellers or Appliance, including, without limitation, any of the foregoing which are or from time to time may be located at the Spare Parts Locations described in Schedule I hereto.

“Spare Parts Locations” means the locations where Spare Parts are maintained by or on behalf of the Borrower and described in Schedule I hereto or in Schedule I to a Supplement.

“Supplement” means any supplement to this Mortgage, in substantially the form of Exhibit A attached hereto and made a part hereof, executed by the Grantors pursuant to Section 2.02.

SECTION 1.02. Other Definitions. (a) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Mortgage, shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage and all section references herein are to this Mortgage unless otherwise specified.

(b) Unless otherwise defined herein or in the Credit Agreement, all terms defined in the Act and Article 8 and Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of Ohio are used herein as defined therein.

ARTICLE II

GRANTING CLAUSES; SUBSEQUENTLY MORTGAGED EQUIPMENT;

REPRESENTATIONS AND WARRANTIES

SECTION 2.01. Mortgage and Grant of Security Interest. Each Grantor hereby mortgages and grants to the Administrative Agent, for the benefit of the Holders of Secured Obligations, a security interest in the following property as security for the due and prompt payment and performance of the Secured Obligations:

(a) each Aircraft, Airframe, Engine and Propeller described in Schedule I hereto;

(b) each Aircraft, Airframe, Engine and Propeller described in Schedule I to any Supplement from time to time hereafter executed and delivered by such Grantor pursuant to Section 2.02 below;

(c) each Spare Part located at the Spare Parts Locations described in Schedule I hereto or in Schedule I to any Supplement from time to time hereafter executed and delivered by such Grantor pursuant to Section 2.02 below;

(d) all Books and Records;

(e) all Proceeds of all or any of the Aircraft, Airframes, Engines, Propellers, Appliances, Spare Parts and Books and Records; and

(f) all other portions of the Collateral.

SECTION 2.02. Subsequently Mortgaged Equipment. (a) Each Grantor shall subject each aircraft, airframe, aircraft engine capable of absorbing 750 or more takeoff horsepower (or the equivalent thrust), and propeller rated 750 or more takeoff shaft horsepower (or the equivalent thereof), appliance and spare part which is hereafter acquired by such Grantor to the Lien of this Mortgage by complying with the requirements of the immediately succeeding sentence within ten (10) days immediately following such acquisition. Whenever any Grantor shall be required to subject any property to the Lien of this Mortgage (whether pursuant to the immediately preceding sentence or pursuant to Section 3.05 hereof), such Grantor will:

(1) execute and deliver to the Administrative Agent or any Person designated by the Administrative Agent, and duly file for recording under the Act, a Supplement properly describing such Aircraft, Airframe, Engine, Propeller, Spare Part and Spare Parts Location;

(2) deliver to the Administrative Agent or any Person designated by the Administrative Agent evidence satisfactory to the Administrative Agent, including, without limitation, certificates of insurance and certified policy endorsements, as to the due compliance by such Grantor with the insurance provisions of Section 3.05 hereof with respect to the Collateral; and

(3) deliver to the Administrative Agent or any Person designated by the Administrative Agent all filing or recording receipts and acknowledgments issued by any Governmental Authority in connection with the filing or recording of such Supplement.

(b) Until the termination of this Mortgage pursuant to Section 5.06 hereof, the Grantors shall deliver to the Administrative Agent, on a quarterly basis and no later than [forty-five (45)] days after the close of each calendar quarter commencing with June 30, 2004, a statement of collateral in the form of Exhibit B hereto (“Statement of Collateral”), which shall list each Aircraft, Airframe, Engine, Propeller, Appliance and Spare Part acquired or sold by any Grantor during the immediately preceding quarter (the “Statement Period”) and set forth in detail (i) the dates of each acquisition and sale completed during the applicable Statement Period, (ii) the makes, models, serial numbers and where applicable, the United States registration numbers, of each such Aircraft, Airframe, Engine, Propeller, Appliance and Spare Part acquired or sold during the applicable Statement Period, if applicable, (iii) the value given or received for each such acquisition or sale and (iv) the date of recordation of each Supplement filed with the FAA during the applicable Statement Period pursuant to Section 2.02(a) and the conveyance numbers.

(c) So long as no Default has occurred and is continuing and the Administrative Agent has not given the Borrower written notice under this Section 2.02(c), each Grantor may sell, transfer, lease or otherwise dispose of any Collateral subject to the Lien of this Mortgage, provided that such sale, lease, transfer or disposal constitutes, in the commercially reasonable judgment of the Administrative Agent, the ordinary course of such Grantor’s business. Upon any sale, transfer or disposal (other than a lease) of Aircraft, Airframe, Engine, Propeller, Appliance and Spare Part permitted under the first sentence of this Section 2.02(c) and under the Credit Agreement and so long as no Default has occurred and is continuing, the Administrative Agent, upon the request of the Borrower, will cause the Lien created hereunder on such Collateral to be released by filing with the FAA (either by itself or through its designated agent) appropriate release documents.

(d) All expenses incurred by the Administrative Agent or its designated agent in connection with the implementation of this Section 2.02, including, without limitation, reasonable attorney’s and paralegal’s fees and expenses for effectuating the recordation and releases as provided in Section 2.02(b) and (c) above, shall be paid by and for the sole account of the Grantors and shall be added to the Secured Obligations secured hereby.

SECTION 2.03. Representations and Warranties. Each Grantor represents and warrants that, in the case of the Collateral initially or subsequently mortgaged hereunder, on the date of this Mortgage, or on the date such Collateral is mortgaged hereunder, as applicable:

(a) Such Grantor is and shall be a “citizen of the United States” as defined in the Act and has good and marketable title to the Collateral; the Collateral is free and clear of all Liens other than the Lien of this Mortgage, and Liens permitted by the terms of Section 3.02 hereof; each Aircraft and Airframe is and shall be duly registered in the name of such Grantor in accordance with the Act and has and shall have in full force and effect a certificate of airworthiness duly issued pursuant to such Act; and each Engine, Propeller, Appliance and Spare Part complies with all applicable airworthiness standards of the FAA or is maintained in accordance with a FAA approved program, if applicable;

(b) This Mortgage is, and each Supplement properly describing an Aircraft, Airframe, Engine, Propeller, Spare Part or Spare Part Location shall be, in proper form to be duly filed for recording in accordance with the Act against the Collateral; and this Mortgage constitutes, and this Mortgage as supplemented by such Supplement shall constitute, the legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws or by principles of equity, and shall constitute, upon recordation by the FAA, a duly perfected (valid as to all persons) mortgage on and security interest in the Collateral, senior in lien priority to all competing Liens.

(c) All necessary approvals, authorizations, consents, licenses, certificates and orders of the United States Department of Transportation, the FAA and any other federal regulatory authority having jurisdiction with respect to the ownership, use and operation of the Collateral have been obtained, and such approvals, authorizations, consents, licenses, certificates or orders are in full force and effect and constitute sufficient authorization therefor.

(d) Each such Aircraft and Airframe has been duly registered in the name of such Grantor under Section 44102 of the Act and no such Aircraft or Airframe is registered under the laws of any foreign country.

(e) No Default or Unmatured Default has occurred and is continuing.

(f) Schedule I hereto, together with Schedule I to each Supplement hereto, accurately and completely describes all Spare Parts Locations and all Aircraft, Airframes, Engines, Propellers and Spare Parts owned by such Grantor, the United States Registration Number of each such Aircraft and Airframe, the manufacturer’s serial number and model type of each such Aircraft, Airframe, Propeller, Engine and Spare Part. Each Engine is rated 750 or more takeoff horsepower and each Propeller is capable of absorbing 750 or more shaft horsepower.

(g) Each Grantor is, and shall at all times during the effectiveness of this Mortgage be, a “Certified Air Carrier”, that is an air carrier holding a certificate issued by the FAA pursuant to Section 44705 of Title 49 of the Unite States Code, as may be amended, modified, recodified or supplemented from time to time, together with all rules, regulations and interpretations related thereto.

(h) All of the locations of Spare Parts and Appliances are designated as Spare Parts Locations on Schedule I hereto and, subject to Section 3.01(c) below, the Grantors will maintain, keep and hold all Spare Parts and Appliances only at the Spare Parts Locations designated on Schedule I hereto.

ARTICLE III

COVENANTS

SECTION 3.01. Registration; Maintenance and Operation. (a) Each Grantor, at its own cost and expense, will: (i) cause each Aircraft and Airframe to be duly registered, and at all times thereafter to remain duly registered, in the name of such Grantor in accordance with the Act; (ii) maintain, service, repair, overhaul and test each Aircraft, Airframe, Engine, Propeller, Appliance and Spare Part so as to keep the same in as good operating condition as when originally mortgaged hereunder, ordinary wear and tear excepted, and, in the case of each Aircraft and Airframe, in such condition as may be necessary to enable the airworthiness certification of such Aircraft and Airframe to be maintained in good standing at all times under the Act; and (iii) maintain all Books and Records and other materials required by the FAA to be maintained in respect of the Collateral.

(b) Each Grantor agrees that the Aircraft, Airframes, Engines, Propellers, Appliances or Spare Parts will not be maintained, used or operated: (i) in violation of any law or any rule, regulation or order of any government or Governmental Authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to any Aircraft issued by any such authority; (ii) in any area excluded from coverage by any insurance required by the terms of Section 3.05 below; or (iii) in any jurisdiction which is not a signatory to the Geneva Convention on International Recognition of Rights in Aircraft or in any recognized or threatened area of hostilities.

(c) Each Grantor will not remove, maintain or transfer any Spare Parts or Appliances to any location other than those designated on Schedule I, unless such Grantor (i) gives the Administrative Agent thirty (30) days prior written notice of the intended removal, maintenance or transfer of any Spare Parts or Appliances to a location not designated on Schedule I annexed hereto and (ii) promptly executes and delivers to the Administrative Agent a Supplemental Schedule I or such other agreements, documents and instruments (and takes such further action) as Administrative Agent may deem reasonably necessary or desirable to perfect and protect its interest in the Collateral, including the recordation of appropriate instruments with the FAA and the filing of financing statements under the Uniform Commercial Code.

(d) In the event that during the effectiveness of this Mortgage, any Grantor shall be required or be permitted to place on, affix to or install upon any Aircraft or any Engine or Propeller or any other aircraft engine or propeller, any of the Engines, Propellers, Spare Parts or Appliances in replacement of those then placed on, affixed to or installed on the Aircraft or such Engine or Propeller, such Grantor may do so provided that, in addition to any other requirements provided for in this Mortgage:

(i) the Administrative Agent is not divested of its security interest in and lien upon any Aircraft, Engines, Propellers, Spare Parts, or Appliances placed, installed or affixed to, in or on the Aircraft and that no such placed, affixed or installed item shall be or become subject to the lien, security interest or claim of any person except for the Administrative Agent on behalf of the Holders of Secured Obligations except as permitted under the Credit Agreement or other Loan Documents;

(ii) such Grantor’s title to every such placed, affixed or installed item shall continue to be subject to the security interest and lien of the Administrative Agent, and each of the provisions of this Mortgage, and each such item shall remain so encumbered and so subject except as permitted under the Credit Agreement or other Loan Documents;

(iii) the item which is removed shall be and/or remain subject to the first and prior security interest and lien of the Administrative Agent except as permitted under the Credit Agreement or other Loan Documents; and

(iv) no breach or default under any lease, mortgage or other agreement governing the Aircraft or any Engine or Propeller or any other engine or propeller shall occur by reason of such placement, installation, affixation or removal of such items as provided herein.

(e) In the event that any of the Engines, Propellers, Spare Parts or Appliances are installed upon any Aircraft or upon any Engine or Propeller or other aircraft engine or propeller, then, without limiting the Administrative Agent’s other rights, such additional item shall not be considered as an accession to such Aircraft, Engine, Propeller, other aircraft engine or propeller.

SECTION 3.02. Liens. Except as permitted under the Credit Agreement or the other Loan Documents, each Grantor (i) will not create or suffer to exist any Lien upon or with respect to the Collateral except for the Lien of this Mortgage, and with respect to any Aircraft undergoing conversion, Liens imposed by law, such as landlords’, wage earners’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business and (ii) shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien, except for the Lien created by this Mortgage and existing Liens permitted under Schedule 6.15 of the Credit Agreement.

SECTION 3.03. Taxes. Each Grantor will pay, and hereby indemnifies the Administrative Agent from and against, any and all fees and taxes, levies, imposts, duties, charges or withholdings together with any penalties, fines or interest thereon (any of the foregoing, for the purposes of this Section 3.03, being called a “Tax”), which may from time to time be imposed on or asserted against the Administrative Agent or the Collateral or any interest therein by any Federal, state or local government or other taxing authority in the United States or by any foreign government or subdivision thereof or by any foreign taxing authority upon or with respect to: (a) any Aircraft, Airframe, Engine, Propeller, Appliance or Spare Part or any interest therein, (b) the manufacture, purchase, ownership, mortgaging hereunder, lease, sublease, use, storage, maintenance, sale or other disposition any Aircraft, Airframe, Engine, Propeller, Appliance or Spare Part, (c) any rentals or other earnings payable therefor or arising therefrom or the income or other proceeds received with respect thereto, or (d) this Mortgage; provided, however, that, unless the payment of any such Tax shall be a condition to the enforceability of this Mortgage or the perfection of the Lien hereof or unless proceedings shall have been commenced to foreclose any Lien which may have attached as security for such Tax, nothing in this Section 3.03 shall require the payment of any Tax so long as and to the extent that the validity thereof shall be contested in good faith by appropriate legal proceedings and such Grantor shall have set aside on its books adequate reserves with respect thereto.

SECTION 3.04. Possession. Except as provided in Section 2.02(c) hereof, each Grantor will not, without the prior written consent of the Administrative Agent, lease, sublease or otherwise in any manner deliver, transfer or relinquish possession or control of, or transfer any right, title or interest of such Grantor in the Collateral or install any Engine, Propeller, Appliance or Spare Part, or permit any Engine, Propeller, Appliance or Spare Part to be installed, on any airframe other than an Aircraft or Airframe.

SECTION 3.05. Insurance. (a) Each Grantor at its expense shall carry insurance with respect to the Collateral as required pursuant to the Credit Agreement, together with such endorsements in favor of the Administrative Agent as are required under the Credit Agreement.

(b) Upon the occurrence and continuance of a Default, all insurance payments received by the Administrative Agent or any Grantor with respect to the Collateral shall be (if received by any Grantor, immediately paid to the Administrative Agent) held and applied by the Administrative Agent against the Secured Obligations as provided under the Credit Agreement or, as provided in the Pledge and Security Agreement, be paid by the Administrative Agent to, or be retained by, such Grantor for application by such Grantor to the repair of the damage to the Aircraft, Airframe, Engine, Propeller, Appliance or Spare Part for which such insurance was paid.

SECTION 3.06. Inspection. Each Grantor will permit the Administrative Agent by its officers or agents to inspect any and all of the Collateral including, without limitation, the Books and Records, at such reasonable times as the Administrative Agent may from time to time request.

SECTION 3.07. The Administrative Agent’s Right to Perform for the Grantor. If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent may perform or comply with such agreement, and the amount of the costs and expenses incurred in connection with the performance of or compliance with such agreement, shall be payable to the Administrative Agent by such Grantor on demand and shall be secured by the Lien of this Mortgage and the other Collateral.

SECTION 3.08. Further Assurances. Each Grantor at its expense will promptly and duly execute and deliver such documents (including original bills of sale and other documents of title with respect to any Aircraft, Airframes, Aircraft, Propellers, Engines, Appliances or Spare Parts) and assurances and take such action as may be reasonably necessary, or as the Administrative Agent may from time to time reasonably request, in order to more effectively carry out the intent and purpose of this Mortgage and to establish, protect and perfect the rights, remedies and security interests created or intended to be created in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations hereunder, including, without limitation, taking commercially reasonable steps to procure a waiver or release of any Lien relating to any Aircraft, Airframe, Engine, Propeller, Appliance or Spare Part held by any mechanic, bailee, or by any landlord of premises on which any Aircraft, Airframe, Engine, Propeller, Appliance or Spare Part may be now or hereafter located, or by any other person or entity holding a Lien not of public record against any portion of the Collateral which is not otherwise permitted under the Credit Agreement or other Loan Documents; provided, however, any Grantor’s failure to obtain such waiver or release of Lien shall not constitute a Default. In the event any Grantor is unable to obtain such waiver or release of Lien, the respective Aircraft, Airframe, Engine, Propeller, Appliance or Spare Part shall not be included within the definition of Eligible Aircraft or Eligible Engine under the terms of the Credit Agreement.

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

SECTION 4.01. Remedies. If any Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Ohio at that time (the “Uniform Commercial Code”) (whether or not the Uniform Commercial Code is applicable thereto). The Administrative Agent also may (i) without notice, demand or legal process of any kind, all of which each Grantor hereby waives to the extent permitted by applicable law, at any time or times enter any Grantor’s premises and either (x) take physical possession of the Collateral and maintain such possession on such Grantor’s premises and continue the operation of such Grantor’s business at such premises, at no cost to the Administrative Agent, or (y) remove the Collateral or any part thereof, to such other places as the Administrative Agent may desire, (ii) require any Grantor to, and each Grantor hereby agrees that it will at its own expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make them available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties, and (iii) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent agrees that it will notify such Grantor of the intended disposition of any of the Collateral within a commercially reasonable time prior to such intended disposition, the time of delivery of which notice the parties agree shall in no event be required to be greater than ten (10) Business Days. The Administrative Agent shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS REQUIRED UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS EACH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE ADMINISTRATIVE AGENT OF ITS RIGHTS TO (I) REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR (II) REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

(c) The Administrative Agent is hereby irrevocably appointed the true and lawful attorney of each Grantor, in its name and stead, to make all necessary conveyances of the Collateral so sold. Nevertheless, if so requested by the Administrative Agent or by any purchaser, such Grantor shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in such request.

(d) Notwithstanding any contrary provision of this Article IV or any other provision of this Mortgage, in no event shall the Administrative Agent be deemed to have waived its right to cause any portion of the Collateral to be seized by a sheriff or United States Marshall or be subject to foreclosure and sale by judicial process.

SECTION 4.02. Quiet Use and Enjoyment. Subject to the Administrative Agent’s rights and remedies otherwise set forth in this Article IV, so long as no Default shall have occurred and be continuing, the Administrative Agent hereby agrees that it will not disturb or interfere with the quiet use, operation or enjoyment by any lessee of the Collateral which is subject to the Lien of this Mortgage which has been leased to any such lessee by any Grantor as permitted under Section 2.02(c) hereof.

SECTION 4.03. Waiver of Appraisement, Etc. Each Grantor agrees, to the fullest extent that it lawfully may, that it will not (and hereby irrevocably waives its right to) at any time plead, or claim the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral by Administrative Agent as permitted hereunder. Each Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have all or any portion of the Collateral marshaled upon any foreclosure hereof.

SECTION 4.04. Remedies Cumulative. No remedy herein conferred upon the Administrative Agent is intended to be exclusive of any other remedy, but every such remedy shall be cumulative and shall be in addition to every other remedy herein conferred, conferred in any of the other Loan Documents or now or hereafter existing in law.

SECTION 4.05. Delay or Omission; Possession of Notes. (a) No delay or omission of the Administrative Agent to exercise any right or remedy arising upon the happening of any Unmatured Default or Default shall impair any right or remedy or shall be construed to be a waiver of any such Unmatured Default or Default or an acquiescence therein; and every right and remedy given to the Administrative Agent by this Article IV or by applicable law may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent.

(b) All rights of action under this Mortgage may be enforced by the Administrative Agent without the possession of any promissory note, guaranty or other instrument evidencing all or any portion of the Secured Obligations or the production thereof in any proceeding.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.01. Amendments; Etc. No amendment or waiver of any provision of this Mortgage nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.02. Administrative Agent’s Duty, Indemnification and Marshalling. (a) The Administrative Agent shall have no duty with respect to any of the Grantors’ property including, without limitation, Aircraft, Airframes, Engines, Propellers, Appliances, Spare Parts and Books and Records. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve the rights of any Grantor in any of its property including, without limitation, Aircraft, Airframes, Engines, Propellers, Appliances, Spare Parts and Books and Records, against any other parties but may do so at its option provided that all expenses incurred in connection therewith shall be for the sole account of such Grantor and shall be added to the Secured Obligations secured hereby.

(b) To the extent that any Grantor makes a payment or payments to the Administrative Agent or the Administrative Agent receives any payment or Proceeds for the benefit of any Holder of Secured Obligations, which payment(s) or Proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or Proceeds received, the Secured Obligations or any part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or Proceeds had not been received by the Administrative Agent.

SECTION 5.03. Limitation by Law; Severability. (a) All rights, remedies and powers provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Mortgage are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Mortgage invalid or unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b) If any provision of this Mortgage is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.04. Binding Effect; Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of the parties hereto and shall inure to the benefit of the Holders of Secured Obligations and their respective successors and permitted assigns. Nothing set forth herein, in the Credit Agreement or in any Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Mortgage, the Credit Agreement, any Loan Document or any of the Grantors’ property including, without limitation, any of the Collateral. Grantors’ successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

SECTION 5.05. Notices. All notices and other communications provided for hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

SECTION 5.06. Survival of Representations and Warranties; Nature and Continuation of the Administrative Agent’s Security Interest; Termination of the Administrative Agent’s Security Interest. Each Grantor covenants, warrants, and represents to the Holders of Secured Obligations that all representations and warranties of such Grantor contained in this Mortgage are true at the time of such Grantor’s execution of this Mortgage, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described in the Credit Agreement and the other Loan Documents and shall continue in effect until all of the Secured Obligations shall have been paid in full in cash and the Credit Agreement has been terminated. This Mortgage shall create a continuing security interest in the Collateral, and shall terminate only when the Secured Obligations have been indefeasibly paid in full in cash and the Credit Agreement has been terminated or, with respect to a particular item of collateral, when such collateral is released from the lien created hereby in accordance with the terms of Section 2.02(c) hereof or as permitted under the Credit Agreement.

SECTION 5.07. Governing Law; Terms; Severability.

(a) CHOICE OF LAW. THIS MORTGAGE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b) If any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

SECTION 5.08. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender, the LC Issuer or any other Holder of Secured Obligations to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 5.09. Marshalling; Recourse to Security. None of the Holders of Secured Obligations shall be under any obligation to marshall any assets in favor of any Grantor or any other party or against or in payment of any or all of the Secured Obligations. Recourse to security shall not be required at any time.

SECTION 5.10. Further Indemnification. Each Grantor agrees to pay, and to save the Administrative Agent and the Holders of Secured Obligations harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of such Grantor’s property including, without limitation, any of the Collateral or in connection with any of the transactions contemplated by this Mortgage.

SECTION 5.11. Counterparts. This Mortgage may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed, as of the day and year first above written.

ABX AIR, INC., as a Grantor

By
Name:
Title:

BANK ONE, NA, as Administrative Agent

By
Name:
Title:

Aircraft Mortgage and Security Agreement

ANNEX I

to

AIRCRAFT MORTGAGE AND

SECURITY AGREEMENT

Reference is hereby made to the Aircraft Mortgage and Security Agreement (the “Mortgage”), dated as of March 31, 2004, made by each of ABX AIR, INC., a Delaware corporation (the “Borrower”) (the “Initial Grantor”, and together with any additional Domestic Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Grantors”), in favor of the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Mortgage. By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                                                 ] [corporation/limited liability company] agrees to become, and does hereby become, a Grantor under the Mortgage and agrees to be bound by such Mortgage as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Mortgage are true and correct in all respects as of the date hereof. [NAME OF NEW GRANTOR] represents and warrants that the supplements to the Exhibits to the Mortgage attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Mortgage. [NAME OF NEW GRANTOR] shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against [NAME OF NEW GRANTOR]’s Collateral.

IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [                                    ] [corporation/limited liability company] has executed and delivered this Annex I counterpart to the Mortgage as of this      day of                 ,         .

[NAME OF NEW GRANTOR]

By:
Title:

Aircraft Mortgage and Security Agreement